Exhibit 99.1
Press Release
Contact:
Charles F. Cargile, 949/863-3144
Newport Corporation, Irvine, CA
investor@newport.com
or
Dan Peoples, 858/552-8146
Makinson Cowell (US)
NEWPORT CORPORATION REPORTS
THIRD QUARTER AND YEAR-TO-DATE 2009 RESULTS
—Sequential Orders Growth of 15%—
— Cost Reduction Actions Provide Positive Impact—
—Accretive Contribution from New Focus™ Acquisition—
—
     Irvine, California — October 28, 2009 — Newport Corporation (NASDAQ: NEWP) today reported financial results for its third quarter and nine months ended October 3, 2009. The company also provided an update on its cost reduction initiatives and its integration of the New Focus™ business, which it acquired on July 4, 2009.
     The company noted the following highlights regarding its third quarter:
•	Achieved $92.6 million in new orders, representing a 15% sequential increase over the $80.4 million in orders recorded in the second quarter of 2009;

•	Recorded $88.3 million in net sales, representing a slight increase sequentially over the $87.5 million recorded in the second quarter of 2009;

•	Achieved net income of $2.1 million, or $0.06 per diluted share, on a non-GAAP basis, representing a sequential increase over the $0.5 million, or $0.01 per diluted share, reported on a non-GAAP basis in the second quarter of 2009; and

•	Reported that its operational consolidation initiatives continue to be on target for completion in the fourth quarter of 2009. These include the integration of the New Focus business, the relocation of its Lasers Division operations to Santa Clara, California, the outsourcing of manufacturing activities and subsequent closure of its Ottawa, Canada facility, and the consolidation of its China-based manufacturing activities into a new and expanded facility in Wuxi, China.

     Commenting on these highlights, Robert J. Phillippy, Newport’s President and Chief Executive Officer, stated, “We are very encouraged by the increase in our third quarter orders, which makes us cautiously optimistic about the prospect of a recovery from the current economic downturn. In addition, our third quarter performance demonstrates the significant progress we have made in streamlining our expense base in the past year, as well as the positive impact of our exchange transaction with Oclaro. As expected, New Focus is proving to be an excellent strategic fit with our profitable photonics business and provides some great additions to our product portfolio.”
GAAP Net Loss
     When calculated in accordance with GAAP, Newport reported a net loss in the third quarter of 2009 of $3.5 million, or $0.10 per share, compared with a net loss of $2.4 million, or $0.07 per share, in the third quarter of 2008. For the first nine months of 2009, the company reported a net loss of $17.5 million, or $0.48 per share, compared with a net loss of $3.9 million, or $0.11 per share, in the comparable period of 2008.
Non-GAAP Net Income
     On a non-GAAP basis, excluding certain income and expense items that the company’s management considers to be outside of its core operating results, Newport would have reported net income in the third quarter of 2009 of $2.1 million, or $0.06 per diluted share, compared with non-GAAP net income of $3.0 million, or $0.08 per diluted share, in the third quarter of 2008. For the first nine months of 2009, on a non-GAAP basis, Newport would have reported net income of $2.5 million, or $0.07 per diluted share, compared with non-GAAP net income of $11.0 million, or $0.30 per diluted share, in the first nine months of 2008. A reconciliation between the company’s net income and net income per share calculated in accordance with GAAP and on a non-GAAP basis is provided following the statements of operations included in this release.
Cash Generation
     Newport reported that the company’s cash, cash equivalents and marketable securities totaled $150.0 million at the end of the third quarter, an increase of $1.6 million during the first nine months of 2009. This cash increase was achieved despite paying $3.0 million in connection with the company’s asset exchange with Oclaro, Inc., incurring $3.8 million in cash expenses related to profit improvement actions and using $2.1 million in cash for acquisition, integration and divestiture related expenses.
Cost Reduction and Efficiency Improvement Initiatives
     Newport noted that its previously announced cost reduction actions have reduced the company’s operating expense base significantly, and remain on target for completion at the end of 2009. On a non-GAAP basis, excluding expenses incurred in both periods related to the previously announced cost reduction efforts and for acquisition, integration and divestiture related activities, and certain other expenses, all of which the company’s management considers to be outside of its core operating results, the company highlighted that selling, general and administrative expenses would have declined by $11.7 million, or 13.6%, in the first nine months of 2009 compared with the same period of 2008. A reconciliation between the company’s selling, general and administrative expenses in accordance with GAAP and on a non-GAAP basis is provided following the statements of operations included in this release. In addition, research and development expenses declined by $7.4 million, or 21.1%, in the first nine months of 2009 compared with the first nine months of 2008.
Integration of New Focus
     On July 4, 2009, the company completed its acquisition of Oclaro’s New Focus business, and began integrating that business into Newport. The company noted that the integration is proceeding as planned, and is expected to be completed by the end of 2009.
Sales and Orders
     Sales in the third quarter of 2009 totaled $88.3 million, a decrease of 15.9% compared with the $105.0 million recorded in the third quarter of 2008. Sales for the first nine months of 2009 totaled $265.4 million, a decrease of 21.5% compared with the $337.9 million recorded in the comparable period of 2008. New orders received in the third quarter of 2009 totaled $92.6 million, a decrease of 11.3% compared with the $104.4 million received in the third quarter of 2008. New orders received in the first nine months of 2009 totaled $253.4 million, a decrease of 25.4% compared with the $339.5 million received in the comparable period of 2008.

     The company’s sales and orders by end market were as follows:

					Percent Change vs.
	Three Months Ended		Nine Months Ended		Prior Period
					Third	Nine
	October 3,	September 27,	October 3,	September 27,	Quarter	Months
(In thousands, except percentages, unaudited)	2009	2008 [2]	2009	2008 [2]	2009	2009
Sales by End Market

Scientific research, aerospace and defense/security	$34,088	$34,103	$103,365	$108,199	0.0%	-4.5%
Microelectronics [1]	19,846	30,460	60,137	104,703	-34.8%	-42.6%
Life and health sciences	21,293	22,899	65,411	67,201	-7.0%	-2.7%
Industrial manufacturing and other	13,090	17,564	36,481	57,830	-25.5%	-36.9%

Total	$88,317	$105,026	$265,394	$337,933	-15.9%	-21.5%

Orders by End Market

Scientific research, aerospace and defense/security	$38,048	$37,517	$102,849	$109,929	1.4%	-6.4%
Microelectronics [1]	22,726	26,921	50,944	104,696	-15.6%	-51.3%
Life and health sciences	17,878	21,414	60,403	68,516	-16.5%	-11.8%
Industrial manufacturing and other	13,931	18,577	39,173	56,339	-25.0%	-30.5%

Total	$92,583	$104,429	$253,369	$339,480	-11.3%	-25.4%

Notes:

1.	Sales to and orders from semiconductor equipment and solar cell manufacturing customers are included in the company’s Microelectronics end market.

2.	Certain prior period amounts have been reclassified to conform to the current period presentation.
     The company noted the following regarding its sales and orders results:
•	Overall, sales and orders were lower in the third quarter of 2009 compared with the third quarter of 2008, particularly in the Microelectronics market and the Industrial Manufacturing and Other markets, reflecting the continuing weak macroeconomic environment.

•	Sales to and orders from customers in the Scientific Research, Aerospace and Defense/Security markets for the third quarter of 2009 were essentially unchanged compared with the prior year third quarter, due to lower sales in Newport’s existing businesses, offset by the addition of New Focus. However, orders from these markets increased by 16.5% sequentially compared with the second quarter of 2009, due primarily to increased research funding and to the addition of New Focus. The company noted that some American Recovery and Reinvestment Act (ARRA) funds are now beginning to reach customers in these markets.

•	The most significant year-over-year decline in sales occurred in the company’s Microelectronics market, where sales were $10.6 million, or 34.8%, lower in the third quarter of 2009 than in the prior year third quarter, primarily reflecting the continued cyclical downturn in the semiconductor equipment industry and reduced demand for solar panel manufacturing equipment, offset in part by the addition of New Focus. However, the company noted that orders from

Microelectronics customers increased by 51% in the third quarter on a sequential basis compared with the second quarter of 2009, due primarily to higher orders from semiconductor equipment customers and to the addition of New Focus.
     Mr. Phillippy concluded, “We expect the recent improvement in market activity to continue in the near term, which, coupled with historical seasonal strength, should enable us to grow our revenue sequentially in the fourth quarter of 2009. While we are encouraged by the recent increase in orders, the extent and duration of a macroeconomic recovery remain uncertain. As such, we will continue to work aggressively to ensure that our organization is streamlined and our business is positioned well to optimize our operating performance in the current business environment and provide meaningful profit leverage as market conditions improve.”
ABOUT NEWPORT CORPORATION
     Newport Corporation is a leading global supplier of advanced-technology products and systems to customers in the scientific research, microelectronics, aerospace and defense/security, life and health sciences and precision industrial manufacturing markets. Newport’s innovative solutions leverage its expertise in lasers, photonics instrumentation, sub-micron positioning systems, vibration isolation, optical components and subsystems and precision automation to enhance the capabilities and productivity of its customers’ manufacturing, engineering and research applications. Newport is part of the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index.
INVESTOR CONFERENCE CALL
     Robert J. Phillippy, President and Chief Executive Officer, and Charles F. Cargile, Senior Vice President, Chief Financial Officer and Treasurer, will host an investor conference call today, October 28, 2009, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to review the company’s results for the third quarter and first nine months of 2009, provide an update on its integration of the New Focus business and review the status of its cost reduction initiatives. The call will be open to all interested investors through a live audio web broadcast via the Internet at www.newport.com/investors and www.earnings.com. The call also will be available to investors and analysts by dialing (866) 321-6651 within the U.S. and Canada or (416) 642-5212 from abroad. The webcast will be archived on both websites and can be reached through the same links. A telephonic playback of the conference call also will be available by calling (888) 203-

1112 within the U.S. and Canada or (719) 457-0820 from abroad. Playback will be available beginning at 7:00 p.m. Eastern time on Wednesday, October 28, 2009, and continue through 7:00 p.m. Eastern time on Wednesday, November 4, 2009. The replay passcode is 4482151.

SAFE HARBOR STATEMENT
This news release contains forward-looking statements, including without limitation statements regarding the expected timing of completion of the company’s operational consolidation and other cost reduction initiatives, the expected timing of completion of the company’s integration of New Focus, the expectation of American Recovery and Reinvestment Act funds reaching research customers, and its expectations regarding sequential revenue growth in the fourth quarter of 2009. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Assumptions relating to the foregoing involve judgments and risks with respect to, among other things, Newport’s ability to successfully integrate the New Focus business, the strength of business conditions in the industries Newport serves, particularly the semiconductor industry; Newport’s ability to successfully penetrate and increase sales to its targeted end markets, particularly to photovoltaic customers and the life and health sciences market; the levels of private and governmental research funding worldwide; potential order cancellations and push-outs; potential product returns; future economic, competitive and market conditions, including those in Europe and Asia and those related to its strategic markets; whether its products will continue to achieve customer acceptance; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Newport. Certain of these judgments and risks are discussed in more detail in Newport’s Annual Report on Form 10-K for the year ended January 3, 2009. Although Newport believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Newport or any other person that Newport’s objectives or plans will be achieved. Newport undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
###

Newport Corporation
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
(In thousands, except per share amounts)	2009	2008	2009	2008

Net sales	$88,317	$105,026	$265,394	$337,933
Cost of sales	53,097	65,424	163,764	204,923

Gross profit	35,220	39,602	101,630	133,010

Selling, general and administrative expenses	27,942	28,205	82,140	88,088
Research and development expense	9,339	11,340	27,704	35,125
Loss on disposal of diode laser assets and related costs	285	—	4,355	—

Operating income (loss)	(2,346)	57	(12,569)	9,797

Recovery (write-down) of note receivable and other amounts related to previously discontinued operations, net	200	743	192	(6,317)
Interest and other expense, net	(2,024)	(2,100)	(6,339)	(5,261)

Loss before income taxes	(4,170)	(1,300)	(18,716)	(1,781)

Income tax (benefit) provision, net	(652)	1,086	(1,237)	2,144

Net loss	$(3,518)	$(2,386)	$(17,479)	$(3,925)

Net loss per share:
Basic	$(0.10)	$(0.07)	$(0.48)	$(0.11)
Diluted	$(0.10)	$(0.07)	$(0.48)	$(0.11)

Shares used in the computation of net loss per share:
Basic	36,214	36,078	36,150	36,208
Diluted	36,214	36,078	36,150	36,208

Other operating data:
New orders received during the period	$92,583	$104,429	$253,369	$339,480
Backlog at the end of period scheduled to ship within 12 months			$95,003	$118,709

Newport Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 3,	September 27,	October 3,	September 27,
(In thousands, except per share amounts)	2009	2008	2009	2008

Selling, general and administrative expenses (SG&A):
SG&A — GAAP	$27,942	$28,205	$82,140	$88,088
Expenses relating to cost reduction actions	(2,277)	(1,556)	(5,646)	(1,556)
Costs related to acquisition, integration and divestiture activities	(1,052)	—	(1,473)	—
Duplicate rent related to new facility	(525)	—	(613)	—
Diode laser transfer pricing adjustments	—	—	—	(178)
Other costs, primarily legal fees associated with the recovery of assets related to previously discontinued operations	—	(269)	—	(269)

Total non-GAAP adjustments	(3,854)	(1,825)	(7,732)	(2,003)

Non-GAAP SG&A	$24,088	$26,380	$74,408	$86,085

Net income (loss):
Net loss — GAAP	$(3,518)	$(2,386)	$(17,479)	$(3,925)
Expenses relating to cost reduction actions	2,516	2,167	6,508	2,167
Non-cash interest expense on convertible subordinated notes	1,148	1,321	3,416	3,929
Costs related to acquisition, integration and divestiture activities	1,437	—	1,859	—
Write-down (recovery) of note receivable and other amounts related to previously discontinued operations, net	(200)	(743)	(192)	6,317
Loss on disposal of diode laser assets and related costs	285	—	4,355	—
Operating loss from diode laser operations	—	2,278	4,290	2,456
Duplicate rent related to new facility	525	—	613	—
Other costs, primarily legal fees associated with the recovery of assets related to previously discontinued operations	—	269	—	269
Income tax provision (benefit) on non-GAAP adjustments	(125)	102	(915)	(199)

Total non-GAAP adjustments, net of tax	5,586	5,394	19,934	14,939

Non-GAAP net income	$2,068	$3,008	$2,455	$11,014

Net income (loss) per diluted share:
Net loss — GAAP	$(0.10)	$(0.07)	$(0.48)	$(0.11)
Total non-GAAP adjustments	0.16	0.15	0.55	0.41

Non-GAAP net income per diluted share	$0.06	$0.08	$0.07	$0.30

Management considers the items excluded from the GAAP measures as shown above to be outside of the company’s core operating results. Specifically, management believes the non-GAAP information provides both management and investors with a more complete understanding of the company’s underlying operational results and a more meaningful basis for comparison with the company’s historical and expected financial results. The non-GAAP information is among the budgeting and planning tools that management uses for forecasting. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the company’s financial measures prepared in accordance with United States GAAP.

Newport Corporation
Consolidated Balance Sheets
(Unaudited)

	October 3,	January 3,
(In thousands)	2009	2009

ASSETS
Current assets:
Cash and cash equivalents	$91,823	$74,874
Marketable securities	58,222	73,546
Accounts receivable, net	64,501	75,258
Notes receivable, net	2,345	6,610
Inventories, net	96,683	98,833
Deferred income taxes	13,060	13,456
Prepaid expenses and other current assets	14,892	10,740

Total current assets	341,526	353,317

Property and equipment, net	53,585	60,245
Goodwill	69,932	68,540
Deferred income taxes	1,920	2,555
Intangible assets, net	29,359	26,696
Investments and other assets	13,295	13,550

	$509,617	$524,903

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term obligations	$9,909	$14,089
Accounts payable	22,289	24,636
Accrued payroll and related expenses	19,088	21,827
Accrued expenses and other current liabilities	30,284	29,258

Total current liabilities	81,570	89,810

Long-term debt	138,928	135,478
Obligations under capital leases, less current portion	1,289	1,220
Accrued pension liabilities	11,216	10,652
Other liabilities	22,309	22,546

Stockholders’ equity	254,305	265,197

	$509,617	$524,903